Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FOURTH QUARTER 2016 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, February 14, 2017 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper" or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), today announced financial and operating results for the fourth quarter ended December 31, 2016.

HIGHLIGHTS

•	Previously announced Q4 2016 cash distribution of $0.258 per common unit

•	Q4 2016 average daily production of 7,919 boe/d (74% oil), up 27% from Q3 2016 average daily production of 6,255 boe/d

•
Q4 2016 average realized prices were $46.14 per barrel of oil, $2.50 per Mcf of natural gas and $16.15 per barrel of natural gas liquids, resulting in a total equivalent price of $38.33/boe, up 10% from the Q3 2016 total equivalent price of $34.74/boe

•	Proved reserves as of December 31, 2016 of 31.4 MMboe (68% oil), up 19% year over year

•	Full year 2017 production guidance of 8,000 to 8,500 boe/d, the midpoint of which is up over 25% from 2016 average daily production

•	There are approximately 161 active well permits and seven active rigs currently on Viper's mineral acreage

•	Closed 13 deals for $68 million in Q4 2016, increasing Viper's mineral assets by 887 net royalty acres

“Viper's mineral assets in the most attractive areas of the Permian Basin continue to be a driving force in both production and distribution growth. Assuming current activity levels on our existing asset base, we expect annualized organic production growth of over 25% in 2017," stated Travis Stice, Chief Executive Officer of Viper's general partner.

Mr. Stice continued, "After our recent equity raise, Viper currently has net cash, a clear organic growth trajectory and significant upside from operators accelerating development in 2017. Our acquisition machine came to life in the second half of 2016, adding over 1,900 net royalty acres after completing 26 deals for over $194 million. We look to continue this momentum in 2017 after assembling a full-time dedicated team for Viper in 2016."

FINANCIAL UPDATE

During the fourth quarter of 2016, the Company recorded total operating income of $27.9 million and net income of $16.3 million.

As of December 31, 2016, Viper had $120.5 million outstanding under its revolving credit facility. In January 2017, the Company paid off all of these outstanding borrowings with net proceeds from its underwritten public offering of common equity units.

FOURTH QUARTER 2016 CASH DISTRIBUTION

As previously announced, the Board of Directors of Viper's general partner declared a cash distribution for the three months ended December 31, 2016 of $0.258 per common unit. The distribution is payable on February 24, 2017 to unitholders of record at the close of business on February 17, 2017.

RESERVES

Ryder Scott Company, L.P. prepared an estimate of Viper's proved reserves as of December 31, 2016. Reference prices of $42.75 per barrel of oil, $2.49 per MMbtu of natural gas and $19.97 per barrel of natural gas liquids were used in accordance with applicable rules of the Securities and Exchange Commission. Realized prices with applicable differentials were $39.64 per barrel of oil, $1.36 per Mcf of natural gas and $11.69 per barrel of natural gas liquids.

Proved reserves at year-end 2016 of 31.4 MMboe represent a 19% increase over year-end 2015 reserves. These proved reserves have a PV-10 value of approximately $414.8 million.

Proved developed reserves increased by 28% to 18.2 MMboe as of December 31, 2016 reflecting continued horizontal development by the operators of Viper’s acreage. Crude oil represents 68% of Viper's total proved reserves.

Net proved reserve additions of 9.8 MMboe resulted in a reserve replacement ratio of 316% (defined as the sum of extensions, discoveries, revisions and purchases, divided by annual production). The organic reserve replacement ratio was 233% (defined as the sum of extensions, discoveries and revisions, divided by annual production).

Extensions and discoveries of 8.3 MMboe are primarily attributable to the drilling of 33 new wells and from 32 new proved undeveloped locations added. The Partnership’s negative revisions of previous estimated quantities of 2,837 Mboe were primarily due to technical revisions with the remainder due to lower product pricing. The purchase of reserves in place of 1,960 Mboe were due to multiple acquisitions, with the largest being located in Loving and Midland counties.

	Oil (Bbls)	Liquids (Bbls)	Gas (Mcf)	BOE
Proved reserves as of December 31, 2015	18,377,422	3,915,956	24,307,885	26,344,692
Purchase of reserves in place	1,137,783	436,846	2,315,051	1,960,471
Extensions and discoveries	5,647,430	1,477,074	7,181,625	8,321,442
Revisions of previous estimates	(2,040,713)	74,023	(5,223,179)	(2,837,220)
Production	(1,777,922)	(327,899)	(1,490,382)	(2,354,218)
Proved reserves as of December 31, 2016	21,344,000	5,576,000	27,091,000	31,435,167

As the owner of mineral interests, Viper incurred no exploration and development costs during the year ended December 31, 2016. The Company incurred $205.7 million in acquisition costs during 2016.

	December 31,
	2016	2015	2014
	(in thousands)
Acquisition costs
Proved properties	$31,441	$4,121	$10,879
Unproved properties	174,385	39,786	46,810
Total	$205,826	$43,907	$57,689

FULL YEAR 2017 GUIDANCE

Viper expects full year 2017 production attributable to its mineral interests will average between 8.0 and 8.5 Mboe/d. Expenses for gathering and transportation are expected to be between $0.25 and $0.50 per boe, expenses for depreciation, depletion and amortization ("DD&A") between $8.00 and $10.00 per boe, with cash general and administrative expense ("G&A") of $0.50 to $1.50 per boe and non-cash unit-based compensation of $2.00 to $3.00 per boe. Production and ad valorem taxes are expected to be 7.0% of revenue. As a reminder, Viper does not incur lease operating or capital expenses.

Viper Energy Partners

Total Net Production – MBoe/d	8.0 – 8.5

Unit costs ($/boe)
Lease Operating Expenses	n/a
Gathering & Transportation	$0.25 - $0.50
DD&A	$8.00 - $10.00
G&A
Cash G&A	$0.50 - $1.50
Non-Cash Unit-Based Compensation	$2.00 - $3.00

Production and Ad Valorem Taxes (% of Revenue) (a)	7%

Capital Budget ($ - Million)
2017 Capital Spend	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its financial and operating results for the fourth quarter and full year of 2016 on Wednesday, February 15, 2017 at 10:00 a.m. CT. Participants should call (844) 400-1537 (United States/Canada) or (703) 326-5198 (International) and use the confirmation code 67368952. A telephonic replay will be available from 1:00 p.m. CT on Wednesday, February 15, 2017 through Wednesday, February 22, 2017 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 67368952. A live broadcast of the earnings conference call will also be available via the internet at www.viperenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Viper Energy Partners LP

Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on oil-weighted basins, primarily the Permian Basin in West Texas.

About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback's activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork, Bone Spring and Cline formations.
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Operating income:
Royalty income	$27,923	$19,918	$78,837	$74,859
Lease bonus	—	—	309	—
Total operating income	27,923	19,918	79,146	74,859
Costs and expenses:
Production and ad valorem taxes	1,410	1,100	5,544	5,531
Gathering and transportation	168	92	415	259
Depletion	8,335	8,849	29,820	35,436
Impairment	—	3,423	47,469	3,423
General and administrative expenses	1,100	1,334	5,209	5,835
Total costs and expenses	11,013	14,798	88,457	50,484
Income (loss) from operations	16,910	5,120	(9,311)	24,375
Other income (expense):
Interest expense	(911)	(377)	(2,455)	(1,110)
Other income	255	194	867	1,154
Total other income (expense), net	(656)	(183)	(1,588)	44
Net income (loss)	$16,254	$4,937	$(10,899)	$24,419

Net income attributable to common limited partners per unit:
Basic and Diluted	$0.19	$0.06	$(0.13)	$0.31
Weighted average number of limited partner units outstanding:
Basic	87,800	79,726	83,081	79,717
Diluted	87,804	79,729	83,081	79,727

Viper Energy Partners LP
Selected Operating Data
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Production Data:
Oil (Bbls)	541,919	469,500	1,777,922	1,555,493
Natural gas (Mcf)	481,637	353,160	1,490,382	1,128,605
Natural gas liquids (Bbls)	106,317	52,421	327,899	238,716
Combined volumes (BOE)(1)(2)	728,509	580,781	2,354,218	1,982,310
Daily combined volumes (BOE/d)	7,919	6,313	6,432	5,431
% Oil	74%	81%	76%	78%

Average sales prices:
Oil, realized ($/Bbl)	$46.14	$39.32	$40.23	$44.75
Natural gas realized ($/Mcf)	2.50	2.29	2.08	2.36
Natural gas liquids ($/Bbl)	16.15	12.32	12.84	10.85
Average price realized ($/BOE)	38.33	34.30	33.49	37.76

Average Costs (per BOE)
Production and ad valorem taxes	$1.94	$1.89	$2.35	$2.79
Gathering and transportation expense	0.23	0.16	0.18	0.13
General and administrative - cash component	0.36	0.62	0.59	0.96
Total operating expense - cash	$2.53	$2.67	$3.12	$3.88

General and administrative - non-cash component	$1.15	$1.68	$1.62	$1.98
Interest expense	1.25	0.65	1.04	0.56
Depletion	11.44	15.24	12.67	17.88

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) plus interest expense, non-cash unit-based compensation expense, depletion and impairment. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Viper’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income (loss).

Viper Energy Partners LP
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$16,254	$4,937	$(10,899)	$24,419
Interest expense	911	377	2,455	1,110
Non-cash unit-based compensation expense	841	973	3,815	3,929
Depletion	8,335	8,849	29,820	35,436
Impairment	—	3,423	47,469	3,423
Adjusted EBITDA	$26,341	$18,559	$72,660	$68,317

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Debt service, contractual obligations, fixed charges and reserves	(1,197)	(426)	(2,471)	(1,213)
Cash available for distribution	$25,144	$18,133	$70,189	$67,104

Limited Partner units outstanding	97,575	79,726	97,575	79,726

Cash available for distribution per limited partner unit(1)	$0.258	$0.228	$0.803	$0.838

(1)	Due to the units issued in the August 2016 and January 2017 public offerings, the 2016 year-to-date cash available for distribution per limited partner unit cannot be calculated from this table.

PV-10

PV-10 is the Company’s estimate of the present value of the future net revenues from proved oil and gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their “present value.” The Company believes PV-10 to be an important measure for evaluating the relative significance of its oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, the Company believes the use of a pre-tax measure is valuable for evaluating the Company. The Company believes that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry.

The following table reconciles PV-10 to the Company’s standardized measure of discounted future net cash flows, the most directly comparable measure calculated and presented in accordance with GAAP. PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

(in thousands)	December 31, 2016
PV-10	$414,770
Less income taxes:
Undiscounted future income taxes	(4,615)
10% discount factor	(2,426)
Future discounted income taxes	$(2,189)

Standardized measure of discounted future net cash flows	$412,581

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.